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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1998 (except for the second paragraph of Note 1, as to which the date is December 21, 1998) with respect to the financial statements of Anergen, Inc. included in the Registration Statement on Form S-4 and related Prospectus of Corixa Corporation for the registration of shares of its common stock.

                                              ERNST & YOUNG LLP

Palo Alto, California

January 8, 1999